EXHIBIT 99.1




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NEWS RELEASE
                                                                        Contact:
                                                                  Gavin de Windt
                                                             CEL-SCI Corporation
                                                                  (703) 506-9460

     CEL-SCI Announces Proposed Public Offering of Common Stock and Warrants

Vienna, VA, October 22, 2015 - CEL-SCI Corporation (NYSE MKT: CVM) ("CEL SCI" or the "Company") today announced that it has commenced an offering of common stock and warrants. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed.

Dawson James Securities, Inc. is acting as the sole placement agent for the proposed offering on a best efforts basis.

The offering will be made by CEL-SCI pursuant to a shelf registration statement on Form S-3 declared effective by the Securities and Exchange Commission ("SEC") on July 8, 2014. A preliminary prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC's website located at http://www.sec.gov. Copies of the complete preliminary prospectus related to the offering may be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com or toll free at 866.928.0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

Forward-Looking Statements

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "intends," "believes," "anticipated," "plans" and "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's ability to complete the proposed offering. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those projected. CEL-SCI undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.